UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 28, 2021

IWeb Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	83-0549737
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8/6 Soi Patanakarn 30

Patanakarn Road, Suan Luang,

Bangkok, Thailand

(Address of principal executive offices, Zip Code)

+662 319 0197 - 99

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 1.01. Entry Into a Material Definitive Agreement.

On May 28, 2021, Marvelous ERA Limited, a company incorporated in the British Virgin Islands (the “Seller”) and a wholly owned subsidiary of IWEB, Inc. (the “Company”), entered into a Share Purchase Agreement (the “Agreement”) with Panas Jirawattananunt, an individual and resident of Thailand (the “Buyer”).  Pursuant to the terms of the Agreement, Seller will sell 35,000 shares, representing 70% of the issued and outstanding shares of One Belt One Network Holdings Limited, a British Virgin Islands company (“OBON BVI”), to the Buyer for a total of US$20,000. OBON BVI carries out its business operations through its variable interest entity OBON Corporation Company Limited in Thailand (“OBON Thailand”). OBON BVI is also the sole shareholder of One Belt One Network (HK) Limited (“OBON HK”) and OBON HK has no operation.

The Agreement contains customary representations and warranties and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Share Purchase Agreement by and between Marvelous ERA Limited and Panas Jirawattananunt dated May 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IWeb, Inc.

Date: June 2, 2021	By:	/s/ Wai Hok Fung
Wai Hok Fung
President